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                            HAWKINS, DELAFIELD & WOOD

                                 67 Wall Street
                                 New York 10005



                                                 April 6, 1998

First Investors Management Company, Inc
95 Wall Street
New York, New York  10005-4297


         Re:  First Investors New York Insured Tax Free Fund, Inc.
              ----------------------------------------------------


Gentlemen:

     We consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of First Investors New York Insured Tax Free Fund and the related Prospectus.

                                                 Very truly yours,



                                                 /s/ HAWKINS, DELAFIELD & WOOD